Exhibit 21


                               BULOVA CORPORATION

                         Subsidiaries of the Registrant

                                December 31, 1994

                                   Organized under
     Name of Subsidiary              the Laws of               Business Names
     ------------------            ---------------             --------------
Bulova Watch Company Limited          Canada                       Bulova

  The names of certain subsidiaries which, if considered as a single subsidiary, would not constitute a "significant subsidiary" as defined in Regulation S-X have been omitted.

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